UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 05, 2026

BIOFORCE NANOSCIENCES HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2020 General Booth Blvd.
Suite 230
Virginia Beach, VA 23454

(Address of principal executive offices)

Registrant’s telephone number: (757) 306-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 8.01 – VOLUNTARY DISCLOSURE OF OTHER EVENTS

On June 5, 2026 Bioforce Nanoscience, Inc. ( “Bioforce” or “BFNH”) received an assignment of federal oil and gas leases covering approximately 19,957 acres of land located in the White River Valley, Nye County, Nevada (collectively, the "Nevada Leases") from Natural Minerals Trust, LLC, a Delaware limited liability company , which is controlled by Nexus Capital Investments, Inc., the Company's majority shareholder ("Nexus"). The assignment is pending approval by the United States Bureau of Land Management ("BLM").  There is no assurance that this approval will be granted.

The Nevada Leases consist of eleven (11) federal oil and gas leases located in the Great Basin and Range in Nye County, Nevada. The Great Basin is a foreland basin, and its producing formations are mostly from the Devonian and Mississippian Ages. Chainman Shale Formation is the main source rock (up to 9% TOC – Total Organic Carbon) and has good thermal generation windows following depositional episodes that filled the White River Valley with multiple structural traps. The leases target prospective hydrocarbon-bearing formations, including but not limited to the Chainman Shale Formation, Pilot Shale, Ely Limestone Formation, Guilmete Dolomite Formation, Simonson Dolomite Formation and Joana Limestone Formation. These formations have demonstrated commercial oil and gas production in analogous wells operated by third parties in the immediate vicinity of the Nevada Leases.

The Nevada Leases have primary terms ranging from 10 years, with automatic extensions (“held by production”) for as long as oil or gas is produced in paying quantities. If the transfer of the leases is granted, the Company will be obligated to pay the United States federal government a royalty of 12.5% of gross production revenues, in accordance with standard BLM lease terms. However, no proven reserves have been established, and no pilot wells have been drilled. Accordingly, there is no assurance that we will be able to develop productive oil and gas operations from the land covered by these Nevada Leases.

If the assignment of the Nevada leases is approved, the Company intends to commence development activities on the Nevada Leases, which may include:

- Additional geological and geophysical studies, including 3D seismic surveys;
- Drilling of initial exploratory and development wells;
- Completion and production testing of wells;
- Construction of gathering systems and production infrastructure;
- Evaluation of strategic partnerships, joint ventures, or farm-out arrangements to accelerate development and share capital costs and technical risk.

On July 01, 2026, Bioforce engaged Ryder Scott, a leading independent petroleum engineering firm, to provide expert advice on the potential development of our lease claims. BFNH anticipates that, with these engineers' assistance, the Company could develop reserve evaluations to guide BFNH’s exploration efforts, reinforcing the Company’s dedication to transparency regarding the overall potential of these claims.

The Company previously announced a strategic pivot from vitamin supplement operations to oil and gas exploration and production. Ownership of the Nevada Leases and the Company’s plan to explore and produce oil and gas are our first steps in this transformation.

Certain statements contained in this Current Report on Form 8-K are forward-looking statements and are based on future expectations, plans and prospects for BFNH’s business and operations that involve a number of risks and uncertainties.  BFNH’s forward-looking statements in this report are made as of the date hereof, and the Corporation disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Corporation is identifying certain forward-looking information regarding the Company 's business. Actual events or results may differ materially from those contained in these forward-looking statements.  Important factors that could cause future events or results to vary from those addressed in the forward-looking statement include, without limitation, risks and uncertainties arising from the ability of BFNH to successfully implement its business plan; uncertainties relating to the ability to realize the expected benefits of the business; unanticipated or unfavorable regulatory matters; general economic conditions in the region and industry in which BFNH operates, and other risk factors as discussed in the BFNH’s other filings made by the Corporation from time to time with the United States Securities and Exchange Commission.

ITEM 9.01. FINANCIAL STATMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Ryder Scott Company Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 01, 2026	BIOFORCE NANOSCIENCES HOLDINGS, INC.

	By:	/s/ Richard Kaiser
Richard Kaiser –Interim Chief Executive Officer, Chief Financial Officer and Director

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